UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024 (March 26, 2024)

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3 The Vertical Business Suite II Bangar South No. 8 Jalan Kerinchi Kuala Lumpur, Malaysia	59200
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: +1 307 241 6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2024, BioNexus Gene Lab Corp (the “Company”) amended the Company’s service contract with Su-Leng Tan Lee (the “Amended Contract”) via letter of offer, recognizing appropriate compensation for his roles as Chief Executive Officer (“CEO”) and Acting Chief Financial Officer (“CFO”) and updating his compensation terms, pursuant to review and consent by the Compensation Committee.

Pursuant to the Amended Contract, effective July 1, 2024, Mr. Tan Lee’s base salary will be adjusted to $35,000 per month. Additionally, the Company will recognize back pay in line with this base salary from the time Mr. Tan Lee began serving as CEO and CFO.

The foregoing description of the terms of the Amended Contract is qualified in its entirety by reference to the full text of the letter of offer, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment to the Service Contract between the Company and Mr. Su-Leng Tan Lee dated June 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: July 5, 2024	By:	/s/ Su-Leng Tan Lee
	Name:	Su-Leng Tan Lee
	Title:	Chief Executive Officer

3